                              CERTIFICATE OF AMENDMENT
                                       TO THE
                            CERTIFICATE OF INCORPORATION
                                         OF
                          FRONTIER NATURAL GAS CORPORATION


     The undersigned Oklahoma corporation, for the purposes of amending its Certificate of Incorporation as provided in section 1077 of the Oklahoma General Corporation Act, hereby certifies:

     1. The name of the corporation is Frontier Natural Gas Corporation (the "Corporation").

     2. Article V of the Certificate of Incorporation of the Corporation is amended to add the following provisions:

          "Each six shares of the Company's Common Stock, par value $.01 per share, issued as of the date and time immediately preceding May 14, 1998, the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one fully paid and nonassessable share of the Company's Common Stock, par value $.01 per share; PROVIDED, HOWEVER, that any fractional interests resulting from such change in classification shall be rounded upward to the next whole share."

     3. At a meeting of the Board of Directors, a resolution was duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of
the shareholders of the Corporation for consideration thereof.   Thereafter,
pursuant to said resolution of its Board of Directors, a meeting of the shareholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., Section
1077.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by David W. Berry, its President and attested by David
B. Christofferson, its Secretary, this 14th day of May, 1998.

                              FRONTIER NATURAL GAS CORPORATION


                              By:     /s/ David W. Berry
                                  ---------------------------------------------
                                   David W. Berry, PRESIDENT
ATTEST:

/s/ David B. Christofferson
----------------------------------
David B. Christofferson, SECRETARY

STATE OF TEXAS     )
                   )
COUNTY OF HARRIS   )


     BEFORE ME personally appeared David W. Berry, known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of Frontier Natural Gas Corporation, an Oklahoma corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation and declared that the statements therein contained are true.

     WITNESS my hand and official seal this 14th day of May, 1998.

                              /s/ Allison Wallace
                              -------------------------------------------------

                              NOTARY PUBLIC IN AND FOR THE
                              STATE OF TEXAS

                              /s/ Allison Wallace
                              -------------------------------------------------
                              NOTARY PUBLIC PRINTED NAME

                              MY COMMISSION EXPIRES: 12/7/99
                                                     --------------------------


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